SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported): July 15, 1998.




                           E. W. BLANCH HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)


           Delaware                     1-11794                 41-1741779
(State or other jurisdiction of       (Commission            (I.R.S. Employer
incorporation or organization)        File Number)          Identification No.)


500 N. Akard, Suite 4500, Dallas, TX                               75201
           (Address of principal executive offices)              (Zip Code)



Registrant's telephone number, including area code: (214)756-7000



         (Former name or former address, if changed since last report.)

ITEM 9. SALES OF EQUITY SECURITIES PURSUANT TO REGULATION S

         On July 13, 1998, the Board of Directors of E. W. Blanch Holdings, Inc. (the "Company") approved the acquisition of 100% of the stock of Dunn & Carter Limited, a private limited company incorporated under the laws of England and Wales. Dunn & Carter is a small London broker specializing in LMX (London Market Excess) and Retrocessional reinsurance. In exchange for the 100% interest in Dunn & Carter Limited, the Company paid the sellers cash and restricted common stock of the Company, appropriately legended and restricted under Regulation S, in the amounts indicated below. The date of the sale/transfer was July 15, 1998, when the stock certificates were delivered to Norwest Bank Minnesota, N.A. as the escrow agent, who is to hold the certificates for a two-year period pursuant to the terms of the transaction documents dated July 15, 1998.

As part of the purchase price for this acquisition, the Company tendered 50,436 shares of unregistered stock issued by the Company. The securities issued were:

                               Number
              Stock            of
              Certificate      Shares
              Number           Represented     Issued To

              2268             9,527           Richard Dunn
              2269             9,527           15 Eglantine Road
              2270             9,527           London SW
                                               18 2DE
                                               England


              2271             7,285           Victoria Carter
              2272             7,285           2 Fitzgerald Avenue, Mortlake
              2273             7,285           London SW
                                               14 8SZ
                                               England


Exemption is claimed under Regulation S of the Securities Act of 1933, as amended, Rules 901 - 905.


SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                        E. W. BLANCH HOLDINGS, INC.
Date:

                                        By  /s/ Ian David Packer
                                          -------------------------------
                                          Ian David Packer
                                          Executive Vice President and
                                              Chief Financial Officer